Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-184193
Dated February 25, 2015

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Related Products

DEE ETN — DB Commodity Double Short ETN

DPU ETN — DB Commodity Long ETN

DYY ETN — DB Commodity Double Long ETN

DDP ETN

DDP: DB Commodity Short ETN

Prospectus

Total Notes Outstanding: $2,520,893 - As of: 02/24/2015

Overview | Performance | News | Related Materials | FAQ

Deutsche Bank announced on February 9, 2012 the suspension of any further issuance of the DB Commodity Short ETN. The DB Commodity Short ETN will continue to be listed and traded on NYSE Arca. Please see the press release filed by Deutsche Bank with the SEC on February 9, 2012 for additional information.

The DB Commodity Short ETN (Symbol: DDP) is part of the "DB Commodity ETNs" collection. DB Commodity ETNs provide investors a way to take a long, short or leveraged view on the performance of a broad-based commodity index. All of the DB Commodity Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. **Any payment at maturity or upon early redemption is subject to Deutsche Bank AG's ability to pay its obligations as they become due.** Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum. Investors can buy and sell the DB Commodity ETNs at market price on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early repurchase based on the month-over-month performance of the index less investor fees. Investors may redeem the DB Commodity ETNs in blocks of no less than 5,000 securities and integral multiples of 5,000 securities thereafter, subject to the procedures described in the pricing supplement, which may include a fee of up to $0.03 per security. Inverse ETNs are not suitable for all investors. See risk considerations below.

Regulatory Documents

PROSPECTUS

Risks

Non-principal protected

Benefits

Unleveraged short notes

Subject to an investor fee

Limitations on repurchase

Concentrated exposure to notional positions in commodity futures contracts

Credit risk of the issuer

Lack of liquidity

Relatively low cost

Intraday access

Listed

Transparent

DDP Profile

Inception Date: 04/28/2008

ETN Price at Initial Listing: $25.00

Maturity Date: 4/1/2038

Listing Exchange: NYSE Arca

Yearly Investor Fee: 0.75%

Ticker: DDP

CUSIP: 25154H467

DDP Financial Details

As of 25-Feb-2015 01:14 PM

Last Trade: $44.00	Bid: $0.00	Ask: $0.00
Open: $0.00	High: $44.00	Low: $42.51

Pricing Snapshot

Current Pricing 52 Week

Indicative Value

Intraday Indicative Security Value: $43.60[1]

Last End of Day Value: $44.23

Last End of Day Date: 02/24/2015

[1] The intraday indicative security value is meant to approximate the economic value of the ETNs at any given time during a trading day. The intraday indicative security value is a calculated value (calculated in accordance with the formula set forth in the pricing supplement) and is not the same as the trading price of the ETNs and is not a price at which you can buy or sell the ETNs in the secondary market. **The actual trading price of the ETNs in the secondary market may vary significantly from their intraday indicative security value.**

About the Note's Index

Last Updated 02/24/2015

Index Ticker: DBLCMACL

Component	Contract Date	Weight %
Aluminium	16-Dec-2015	13.70
Corn	14-Dec-2015	13.89
Gold	29-Dec-2015	12.87
Heating Oil	31-Mar-2015	19.70
Light Crude	20-Mar-2015	26.80
Wheat	14-Dec-2015	13.04

DDP News & Updates

2 | 25 | 2015
Press Release: Deutsche Bank renames 26 Exchange Traded Notes (ETNs)

3 | 7 | 2014
Press Release: Deutsche Asset & Wealth Management reduces redemption size of twelve ETNs

2 | 9 | 2012
Deutsche Bank Suspends New Issuance of Seven Exchange Traded Notes, Announces Changes to Underlying Indexes

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in commodity futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions.

An investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright  [C]  2015  Deutsche  Bank  AG.  All  rights  reserved.  db-X[R]  is a registered  trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered  trademarks  are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

2/25/2015

Privacy | Contact Us

Products | Insights | Literature | Resources | About Us

Search

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

DEE ETN — DB Commodity Double Short ETN

DPU ETN — DB Commodity Long ETN

DYY ETN — DB Commodity Double Long ETN

DDP ETN

DDP: DB Commodity Short ETN

Prospectus

Total Notes Outstanding: $2,520,893 - As of: 02/24/2015

Overview | Performance | News | Related Materials | FAQ

Total Returns (%)

as of Jan 2015

Quarter-end | Month-end

	Cumulative				Average Annualized			
	1 Month	3 Months	6 Months	YTD	1 Year	3 Year	5 Year	Since Inception
Underlying Index								
DBLCI Excess Return Index	-5.60	-22.33	-29.59	-5.60	-29.14	-14.91	-5.15	-13.33

ETN repurchase value performance figures reflect repurchase value, which is the amount per note you will be entitled to receive upon any early repurchase. Investors are required to offer a minimum number of notes (found in pricing supplement) to be eligible to effect a repurchase. Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a significant discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.deutsche-etfs.com.

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable

investors   who   understand  the  potential  adverse  consequences  of  seeking longer-term  inverse  and/or leveraged investment results by means of securities that  reset  their  exposure  monthly,  resulting  in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the
ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in commodity futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

2/25/2015

Privacy | Contact Us

Products | Insights | Literature | Resources | About Us

Search

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

DEE ETN — DB Commodity Double Short ETN

DPU ETN — DB Commodity Long ETN

DYY ETN — DB Commodity Double Long ETN

DDP ETN

DDP: DB Commodity Short ETN

PDF Prospectus

Total Notes Outstanding: $2,520,893 - As of: 02/24/2015

Overview | Performance | News | Related Materials | FAQ

News

2 | 25 | 2015
Press Release: Deutsche Bank renames 26 Exchange Traded Notes (ETNs)

3 | 7 | 2014
Press Release: Deutsche Asset & Wealth Management reduces redemption size of twelve ETNs

2 | 9 | 2012
Deutsche Bank Suspends New Issuance of Seven Exchange Traded Notes, Announces Changes to Underlying Indexes

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in commodity futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

2/25/2015

Privacy | Contact Us

Products | Insights | Literature | Resources | About Us

Search

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

DEE ETN — DB Commodity Double Short ETN

DPU ETN — DB Commodity Long ETN

DYY ETN — DB Commodity Double Long ETN

DDP ETN

DDP: DB Commodity Short ETN

PDF Prospectus

Total Notes Outstanding: $2,520,893 - As of: 02/24/2015

Overview | Performance | News | Related Materials | FAQ

Related Materials

DDP Prospectus PDF

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in commodity futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

2/25/2015

Products   Insights   Literature   Resources   Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

      DB Commodity
DEE   Double Short ETN
  ETN

      DB Commodity
DPU   Long ETN
  ETN

      DB Commodity
DYY   Double Long ETN
  ETN

DDP       DDP: DB Commodity Short ETN
          Prospectus
  ETN
             Total Notes Outstanding: $2,520,893 - As of: 02/24/2015
  Overview Performance News Related Materials             FAQ
FAQ's

What is an Exchange Traded Note (ETN)?

An ETN is a senior, unsecured, unsubordinated debt security issued by a financial institution that can be bought and sold on an exchange. Unlike traditional debt securities, ETNs do not guarantee investors any return of principal. Instead, the returns of ETNs are based on the performance, whether negative or positive, of an underlying index that provides exposure to one or more underlying asset classes, including commodity, currency, equity and fixed income assets. In addition, investors in ETNs have no ownership interest in the underlying assets and are subject to the credit risk of the issuer.

What risks are associated with ETNs?

Unlike traditional debt securities, the principal of ETNs is not protected.
Returns of ETNs will be positively affected by any favorable performance and negatively affected by any adverse performance of the underlying index. For leveraged ETNs, any gain or loss related to the underlying index will be amplified.

ETN investors are also exposed to issuer credit risk. As a result, the issuer's actual and perceived creditworthiness will affect the market value of the ETNs, and in the event the issuer were to default on its payment obligations, investors may not receive any amount owed to them under the terms of the ETNs.
Investors in ETNs have no recourse to any underlying assets.

Do the ETNs replicate a direct investment in the underlying index?

Investing in the ETNs is not equivalent to a direct investment in the underlying index or index components. Investors have no recourse to any underlying assets and the principal amount

2/25/2015

(the amount you invested) is also subject to the applicable investor fees, which can adversely affect returns.

What are Inverse ETNs?

Inverse ETNs are products that provide investors with short exposure to an underlying index, meaning that their returns will increase with depreciations and decrease with appreciations of the underlying index. Inverse ETNs may also provide investors leveraged short exposure to an underlying index. Inverse ETNs may not be suitable for all investors.

How do I buy and sell ETNs?

ETNs are traded on an exchange. Investors can buy or sell ETNs through their broker on a U.S. securities exchange during market hours.

Is a net asset value (NAV) calculated for ETNs?

Because ETNs are securities and investors don't have an ownership stake in any underlying assets, they do not have a NAV like ETFs. For ETNs, the intraday indicative value (which approximates the intrinsic economic value of each ETN)
is published every 15 seconds during the trading sessions and the repurchase value (at which the issuer will repurchase the ETNs) is published at the end of each trading day on the issuer's website or on third party publication sources including Bloomberg and Reuters.

Who is the issuer for the DB ETNs?

The DB ETNs are issued by Deutsche Bank AG, London Branch and are subject to the credit risk of Deutsche Bank AG. For more information about Deutsche Bank
AG, you can review Deutsche Bank's annual report on Form 20-F and Interim
Reports on Form 6-K at www.sec.gov.

Do the DB ETNs pay interest and dividends?

These ETNs do not pay any interest or dividends.

How are ETNs taxed?

In determining our tax reporting responsibilities, if any, with respect to the
ETNs, we expect to treat them for U.S. federal income tax purposes as prepaid financial contracts that are not

2/25/2015

debt. If this treatment is respected, subject to any special considerations described in the relevant pricing supplement, (i) you should not recognize taxable income or loss prior to the taxable disposition of your Deutsche
X-trackers ETNs (including at maturity or upon early redemption), (ii) in the case of equity-linked or commodity-linked ETNs, your gain or loss on the ETNs should be capital gain or loss, and (iii) 1099s, not K-1s, will be the tax reporting forms received. However, significant aspects of the tax treatment of the ETNs are uncertain. If the Internal Revenue Service ("IRS") were successful in asserting an alternative treatment for the ETNs, the tax consequences of ownership and disposition of the ETNs could differ materially and adversely from those described briefly above. In addition, in 2007 the U.S. Treasury
Department and the IRS released a notice requesting comments on the tax treatment of "prepaid forward contracts" and similar instruments. Any resulting guidance could materially and adversely affect the tax consequences of an investment in the ETNs, possibly with retroactive effect.

Quick  Links:  Terms and Conditions News and Updates Proxy Voting Product Finder
Market Makers Downloads Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.
Before you invest, you should read the prospectus and other documents filed by
Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting
www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov.
Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London
Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the
ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in commodity futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

2/25/2015

Privacy | Contact Us

Products | Insights | Literature | Resources | About Us

Search

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

DDP ETN — DB Commodity Short ETN

DPU ETN — DB Commodity Long ETN

DYY ETN — DB Commodity Double Long ETN

DEE ETN

DEE: DB Commodity Double Short ETN

Prospectus

Total Notes Outstanding: $3,146,933 - As of: 02/24/2015

Overview | Performance | News | Related Materials | FAQ

Deutsche Bank announced on February 9, 2012 the suspension of any further issuance of the DB Commodity Double Short ETN. The DB Commodity Double Short ETN will continue to be listed and traded on NYSE Arca. Please see the press release filed by Deutsche Bank with the SEC on February 9, 2012 for additional information.

The DB Commodity Double Short ETN (Symbol: DEE) is part of the "DB Commodity ETNs" collection. DB Commodity ETNs provide investors a way to take a long, short or leveraged view on the performance of a broad-based commodity index. All of the DB Commodity Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. **Any payment at maturity or upon early redemption is subject to Deutsche Bank AG's ability to pay its obligations as they become due.** Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum. Investors can buy and sell the DB Commodity ETNs at market price on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early repurchase based on the month-over-month performance of the index less investor fees. Investors may redeem the DB Commodity ETNs in blocks of no less than 5,000 securities and integral multiples of 5,000 securities thereafter, subject to the procedures described in the pricing supplement, which may include a fee of up to $0.03 per security. Leveraged inverse ETNs are not suitable for all investors. See risk considerations below.

Regulatory Documents

PROSPECTUS

Risks

Non-principal protected

Benefits

Leveraged short notes

Leveraged losses	Relatively low cost
Subject to an investor fee	Intraday access
Limitations on repurchase	Listed
Concentrated exposure to notional positions in commodity futures contracts	Transparent
Credit risk of the issuer	
Lack of liquidity	

DEE Profile

Inception Date: 04/28/2008

ETN Price at Initial Listing: $25.00

Maturity Date: 4/1/2038

Listing Exchange: NYSE Arca

Yearly Investor Fee: 0.75%

Ticker: DEE

CUSIP: 25154H483

DEE Financial Details

As of 25-Feb-2015 12:44 PM

Last Trade: $58.48	Bid: $0.00	Ask: $58.00
Open: $0.00	High: $0.00	Low: $0.00

Pricing Snapshot

Current Pricing 52 Week

Indicative Value

Intraday Indicative Security Value: $57.67[1]

Last End of Day Value: $59.38

Last End of Day Date: 02/24/2015

[1] The intraday indicative security value is meant to approximate the economic value of the ETNs at any given time during a trading day. The intraday indicative security value is a calculated value (calculated in accordance with the formula set forth in the pricing supplement) and is not the same as the trading price of the ETNs and is not a price at which you can buy or sell the ETNs in the secondary market. **The actual trading price of the ETNs in the secondary market may vary significantly from their intraday indicative security value.**

About the Note's Index

Last Updated 02/24/2015

Index Ticker: DBLCMACL

Component	Contract Date	Weight %
Aluminium	16-Dec-2015	13.70
Corn	14-Dec-2015	13.89
Gold	29-Dec-2015	12.87
Heating Oil	31-Mar-2015	19.70
Light Crude	20-Mar-2015	26.80
Wheat	14-Dec-2015	13.04

DEE News & Updates

2 | 25 | 2015
Press Release: Deutsche Bank renames 26 Exchange Traded Notes (ETNs)

3 | 7 | 2014
Press Release: Deutsche Asset & Wealth Management reduces redemption size of twelve ETNs

2 | 9 | 2012
Deutsche Bank Suspends New Issuance of Seven Exchange Traded Notes, Announces Changes to Underlying Indexes

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in commodity futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions.

An investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

2/25/2015

Privacy | Contact Us

Products | Insights | Literature | Resources | About Us

Search

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

DDP ETN — DB Commodity Short ETN

DPU ETN — DB Commodity Long ETN

DYY ETN — DB Commodity Double Long ETN

DEE ETN

DEE: DB Commodity Double Short ETN

Prospectus

Total Notes Outstanding: $3,146,933 - As of: 02/24/2015

Overview | Performance | News | Related Materials | FAQ

Total Returns (%)

as of Jan 2015

Quarter-end | Month-end

	Cumulative				Average Annualized			
	1 Month	3 Months	6 Months	YTD	1 Year	3 Year	5 Year	Since Inception
Underlying Index								
DBLCI Excess Return Index	-5.60	-22.33	-29.59	-5.60	-29.14	-14.91	-5.15	-13.33

ETN repurchase value performance figures reflect repurchase value, which is the amount per note you will be entitled to receive upon any early repurchase. Investors are required to offer a minimum number of notes (found in pricing supplement) to be eligible to effect a repurchase. Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a significant discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.deutsche-etfs.com.

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the
ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in commodity futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

2/25/2015

Privacy | Contact Us

Products | Insights | Literature | Resources | About Us

Search

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

DDP ETN — DB Commodity Short ETN

DPU ETN — DB Commodity Long ETN

DYY ETN — DB Commodity Double Long ETN

DEE ETN

DEE: DB Commodity Double Short ETN

PDF Prospectus

Total Notes Outstanding: $3,146,933 - As of: 02/24/2015

Overview | Performance | News | Related Materials | FAQ

News

2 | 25 | 2015
Press Release: Deutsche Bank renames 26 Exchange Traded Notes (ETNs)

3 | 7 | 2014
Press Release: Deutsche Asset & Wealth Management reduces redemption size of twelve ETNs

2 | 9 | 2012
Deutsche Bank Suspends New Issuance of Seven Exchange Traded Notes, Announces Changes to Underlying Indexes

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in commodity futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

2/25/2015

Privacy | Contact Us

Products Insights      Literature Resources      About Us
  Contact Us
  Shareholders:                                   DEE         DEE: DB Commodity Double Short ETN
  To speak with a shareholder representative,                   Prospectus
                                                  ETN
  call (877) 369-4617.                                      Total Notes Outstanding: $3,146,933 - As of: 02/24/2015
  Advisors:
  To speak with an ETF sales representative,
  call (844) 851-4255.                        Overview    Performance News Related Materials FAQ
  Related Products                            Related Materials
                                              DEE Prospectus PDF
              DB Commodity
DDP Short ETN
  ETN

      DB Commodity
DPU   Long ETN
  ETN

      DB Commodity
DYY   Double Long ETN
  ETN

Quick  Links:  Terms and Conditions News and Updates Proxy Voting Product Finder
Market Makers Downloads Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.
Before you invest, you should read the prospectus and other documents filed by
Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting
www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov.
Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London
Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the
ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

2/25/2015

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in commodity futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

2/25/2015

Products Insights Literature Resources

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

      DB Commodity
DDP   Short ETN
  ETN

      DB Commodity
DPU   Long ETN
  ETN

      DB Commodity
DYY   Double Long ETN
  ETN

   DEE           DEE: DB Commodity Double Short ETN
                 Prospectus
     ETN
             Total Notes Outstanding: $3,146,933 - As of: 02/24/2015
  Overview Performance News Related Materials             FAQ
FAQ's

What is an Exchange Traded Note (ETN)?

An ETN is a senior, unsecured, unsubordinated debt security issued by a financial institution that can be bought and sold on an exchange. Unlike traditional debt securities, ETNs do not guarantee investors any return of principal. Instead, the returns of ETNs are based on the performance, whether negative or positive, of an underlying index that provides exposure to one or more underlying asset classes, including commodity, currency, equity and fixed income assets. In addition, investors in ETNs have no ownership interest in the underlying assets and are subject to the credit risk of the issuer.

What risks are associated with ETNs?

Unlike traditional debt securities, the principal of ETNs is not protected.
Returns of ETNs will be positively affected by any favorable performance and negatively affected by any adverse performance of the underlying index. For leveraged ETNs, any gain or loss related to the underlying index will be amplified.

ETN investors are also exposed to issuer credit risk. As a result, the issuer's actual and perceived creditworthiness will affect the market value of the ETNs, and in the event the issuer were to default on its payment obligations, investors may not receive any amount owed to them under the terms of the ETNs.
Investors in ETNs have no recourse to any underlying assets.

Do the ETNs replicate a direct investment in the underlying index?

Investing in the ETNs is not equivalent to a direct investment in the underlying index or index components. Investors have no recourse to any underlying assets and the principal amount

2/25/2015

(the amount you invested) is also subject to the applicable investor fees, which can adversely affect returns.

What are Leveraged ETNs?

Leveraged ETNs are designed to amplify returns related to an underlying index, whether positive or negative.

Leveraged ETNs typically attempt to provide double or triple returns of an underlying index over a predetermined period of time, usually daily or monthly.
The current principal amount is reset each day or month to ensure that a consistent degree of leverage is applied to any performance of the underlying index. If the current principal amount is reduced by a negative daily or monthly performance, any further negative daily or monthly performance will lead to a smaller loss when applied to that reduced current principal amount.
However, if the current principal amount increases, the loss for a certain level of negative daily or monthly performance will increase correspondingly.
Resetting the current principal amount also means that any gain from a positive daily or monthly performance will be contingent upon the current principal amount. The leverage feature and the daily or monthly reset of the principal amount will cause the performance of the ETNs to differ significantly from the point-to-point performance of the underlying index. Leveraged ETNs may not be suitable for all investors.

What makes Deutsche Bank's Leveraged ETNs different from other Leveraged ETPs?

Deutsche Bank offers a number of leveraged ETNs, the returns of which are reset on a monthly basis, as compared to other leveraged ETNs in the market that reset on a daily basis. ETNs reset on a daily basis are typically designed to achieve their stated objectives on a daily basis. Due to the effects of the leverage feature and the daily reset of the principal amount, the performance of leveraged ETNs over longer periods of time can differ significantly from the point-to-point performance of the underlying index. Deutsche Bank ETNs offer investors exposure to the month-over-month performance of its respective underlying index measured from the first calendar day to the last calendar day of each month. While Deutsche Bank's monthly reset ETNs lessen the deviation to the underlying index to certain degree, they may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date, and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term leveraged investment results by means of securities that reset their exposure monthly.

What are Inverse ETNs?

Inverse ETNs are products that provide investors with short exposure to an underlying index, meaning that their returns will increase with depreciations and decrease with appreciations of the underlying index. Inverse ETNs may also provide investors leveraged short exposure to an underlying index. Inverse ETNs may not be suitable for all investors.

How do I buy and sell ETNs?

2/25/2015

ETNs are traded on an exchange. Investors can buy or sell ETNs through their broker on a U.S. securities exchange during market hours.

Who is the issuer for the DB ETNs?

The DB ETNs are issued by Deutsche Bank AG, London Branch and are subject to the credit risk of Deutsche Bank AG. For more information about Deutsche Bank
AG, you can review Deutsche Bank's annual report on Form 20-F and Interim
Reports on Form 6-K at www.sec.gov.

Do the DB ETNs pay interest and dividends?

These ETNs do not pay any interest or dividends.

Can the DB ETNs be offered to the issuer for repurchase before its maturity date?

These ETNs can be offered to the issuer for repurchase prior to its maturity date, subject to the minimum size requirements and the procedures described in the relevant prospectus.

How are ETNs taxed?

In determining our tax reporting responsibilities, if any, with respect to the
ETNs, we expect to treat them for U.S. federal income tax purposes as prepaid financial contracts that are not debt. If this treatment is respected, subject to any special considerations described in the relevant pricing supplement, (i)
you should not recognize taxable income or loss prior to the taxable disposition of your Deutsche X-trackers ETNs (including at maturity or upon early redemption), (ii) in the case of equity-linked or commodity-linked ETNs, your gain or loss on the ETNs should be capital gain or loss, and (iii) 1099s, not K-1s, will be the tax reporting forms received. However, significant aspects of the tax treatment of the ETNs are uncertain. If the Internal Revenue
Service ("IRS") were successful in asserting an alternative treatment for the
ETNs, the tax consequences of ownership and disposition of the ETNs could differ materially and adversely from those described briefly above. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the tax treatment of "prepaid forward contracts" and similar instruments. Any resulting guidance could materially and adversely affect the tax consequences of an investment in the ETNs, possibly with retroactive effect.

Quick  Links:  Terms and Conditions News and Updates Proxy Voting Product Finder
Market Makers Downloads Individual Investor Info

2/25/2015

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.
Before you invest, you should read the prospectus and other documents filed by
Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting
www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov.
Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London
Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the
ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in commodity futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

2/25/2015

 Products Insights Literature Resources Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

      DB Commodity
DDP   Short ETN
  ETN

      DB Commodity
DEE   Double Short ETN
  ETN

      DB Commodity
DYY   Double Long ETN
  ETN

 DPU           DPU: DB Commodity Long ETN
               Prospectus
   ETN
           Total Notes Outstanding: $1,031,394 - As of: 02/24/2015

Overview Performance News Related Materials FAQ

Deutsche Bank announced on February 9, 2012 the               Regulatory
suspension of any further issuance of the DB Commodity        Documents
Long ETN. The DB Commodity Long ETN will continue to be
listed and traded on NYSE Arca. Separately, Deutsche Bank     PROSPECTUS
announced that, effective after the close of trading on
February 16, 2012, there would be a change in the underlying index to the DB Commodity Long Exchange Traded Note.
Please see the press release filed by Deutsche Bank with the
SEC on February 9, 2012 for additional information.

The DB Commodity Long ETN (Symbol: DPU) is part of the "DB Commodity ETNs"
collection. DB Commodity ETNs provide investors a way to take a long, short or leveraged view on the performance of a broad-based commodity index. All of the
DB Commodity Exchange Traded Notes are based on a total return version of the
Deutsche Bank Liquid Commodity Index[TM]. The Long and Double Long ETNs are
based on the Optimum Yield[TM] version of the Index. The Short and Double Short
ETNs are based on the standard version of the Index. Any payment at maturity or upon early redemption is subject to Deutsche Bank AG's ability to pay its obligations as they become due. Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum. Investors can buy and sell the DB Commodity ETNs at market price on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early repurchase based on the month-over-month performance of the index less investor fees. Investors may redeem the DB Commodity ETNs in blocks of no less than 5,000 securities and integral multiples of 5,000 securities thereafter, subject to the procedures described in the pricing supplement, which may include a fee of up to $0.03 per security. See risk considerations below.

Risks                 Benefits

2/25/2015

Non-principal protected

Subject to an investor fee

Limitations on repurchase

Concentrated exposure to notional positions in commodity futures contracts

Credit risk of the issuer

Lack of liquidity

Unleveraged long notes

Relatively low cost

Intraday access

Listed

Transparency

DPU Profile

Inception Date: 04/28/2008

ETN Price at Initial Listing: $25.00

Maturity Date: 4/1/2038

Listing Exchange: NYSE Arca

Yearly Investor Fee: 0.75%

Ticker: DPU

CUSIP: 25154H459

DPU Financial Details

As of 19-Feb-2015 11:39 AM

Last Trade:	Bid:	Ask:
$11.19	$0.00	$16.13
Open:	High:	Low:
$0.00	$0.00	$0.00

Pricing Snapshot

Current Pricing 52 Week

Indicative Value

Intraday Indicative Security Value: $11.33[1]

Last End of Day Value: $11.21

Last End of Day Date: 02/24/2015

[1] The intraday indicative security value is meant to approximate the economic value of the ETNs at any given time during a trading day. The intraday indicative security value is a calculated value (calculated in accordance with the formula set forth in the pricing supplement) and is not the same as the trading price of the ETNs and is not a price at which you can buy or sell the ETNs in the secondary market. **The actual trading price of the ETNs in the secondary market may vary significantly from their intraday indicative security value.**

About the Note's Index

Last Updated 02/24/2015

Index Ticker: DBLCOYER

Component	Contract Date	Weight %
Aluminium	21-Oct-2015	13.82
Corn	14-Dec-2015	13.73
Gold	28-Apr-2015	12.74
Heating Oil	29-May-2015	18.79
Light Crude	22-Feb-2016	27.61
Wheat	14-Jul-2015	4.35
Wheat (Kansas Wheat)	14-Jul-2015	4.36
Wheat-Mineapolis Wht	14-May-2015	4.61

DPU News & Updates

2 | 25 | 2015
Press Release: Deutsche Bank renames 26 Exchange Traded Notes (ETNs)

3 | 7 | 2014
Press Release: Deutsche Asset & Wealth Management reduces redemption size of twelve ETNs

2 | 9 | 2012
Deutsche Bank Suspends New Issuance of Seven Exchange Traded Notes, Announces Changes to Underlying Indexes

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in commodity futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

2/25/2015

Privacy | Contact Us

Products | Insights | Literature | Resources | About Us

Search

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

DDP ETN — DB Commodity Short ETN

DEE ETN — DB Commodity Double Short ETN

DYY ETN — DB Commodity Double Long ETN

DPU ETN

DPU: DB Commodity Long ETN

Prospectus

Total Notes Outstanding: $1,031,394 - As of: 02/24/2015

Overview | Performance | News | Related Materials | FAQ

Total Returns (%)

as of Jan 2015

Quarter-end ◉ Month-end

	Cumulative				Average Annualized			
	1 Month	3 Months	6 Months	YTD	1 Year	3 Year	5 Year	Since Inception
Underlying Index								
DBLCI Optimum Yield Excess Return Index	-5.73	-22.33	-30.18	-5.73	-28.15	-14.66	-4.84	-10.89

ETN repurchase value performance figures reflect repurchase value, which is the amount per note you will be entitled to receive upon any early repurchase. Investors are required to offer a minimum number of notes (found in pricing supplement) to be eligible to effect a repurchase. Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a significant discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.deutsche-etfs.com.

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the
ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in commodity futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

2/25/2015

Privacy | Contact Us

Products | Insights | Literature | Resources | About Us

Search

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

DDP ETN — DB Commodity Short ETN

DEE ETN — DB Commodity Double Short ETN

DYY ETN — DB Commodity Double Long ETN

DPU ETN

DPU: DB Commodity Long ETN

PDF Prospectus

Total Notes Outstanding: $1,031,394 - As of: 02/24/2015

Overview | Performance | News | Related Materials | FAQ

News

2 | 25 | 2015
Press Release: Deutsche Bank renames 26 Exchange Traded Notes (ETNs)

3 | 7 | 2014
Press Release: Deutsche Asset & Wealth Management reduces redemption size of twelve ETNs

2 | 9 | 2012
Deutsche Bank Suspends New Issuance of Seven Exchange Traded Notes, Announces Changes to Underlying Indexes

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in commodity futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

2/25/2015

Privacy | Contact Us

Products | Insights | Literature | Resources | About Us

Search

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

DDP ETN — DB Commodity Short ETN

DEE ETN — DB Commodity Double Short ETN

DYY ETN — DB Commodity Double Long ETN

DPU ETN

DPU: DB Commodity Long ETN

Prospectus

Total Notes Outstanding: $1,031,394 - As of: 02/24/2015

Overview | Performance | News | Related Materials | FAQ

Related Materials

DPU Prospectus PDF

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in commodity futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

2/25/2015

Products Insights Literature Resources Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

      DB Commodity
DDP   Short ETN
  ETN

      DB Commodity
DEE   Double Short ETN
  ETN

      DB Commodity
DYY   Double Long ETN
  ETN

   DPU       DPU: DB Commodity Long ETN
                 Prospectus
     ETN
             Total Notes Outstanding: $1,031,394 - As of: 02/24/2015
  Overview Performance News Related Materials             FAQ
FAQ's

What is an Exchange Traded Note (ETN)?

An ETN is a senior, unsecured, unsubordinated debt security issued by a financial institution that can be bought and sold on an exchange. Unlike traditional debt securities, ETNs do not guarantee investors any return of principal. Instead, the returns of ETNs are based on the performance, whether negative or positive, of an underlying index that provides exposure to one or more underlying asset classes, including commodity, currency, equity and fixed income assets. In addition, investors in ETNs have no ownership interest in the underlying assets and are subject to the credit risk of the issuer.

What risks are associated with ETNs?

Unlike traditional debt securities, the principal of ETNs is not protected.
Returns of ETNs will be positively affected by any favorable performance and negatively affected by any adverse performance of the underlying index. For leveraged ETNs, any gain or loss related to the underlying index will be amplified.

ETN investors are also exposed to issuer credit risk. As a result, the issuer's actual and perceived creditworthiness will affect the market value of the ETNs, and in the event the issuer were to default on its payment obligations, investors may not receive any amount owed to them under the terms of the ETNs.
Investors in ETNs have no recourse to any underlying assets.

Do the ETNs replicate a direct investment in the underlying index?

Investing in the ETNs is not equivalent to a direct investment in the underlying index or index components. Investors have no recourse to any underlying assets and the principal amount

2/25/2015

(the amount you invested) is also subject to the applicable investor fees, which can adversely affect returns.

How do I buy and sell ETNs?

ETNs are traded on an exchange. Investors can buy or sell ETNs through their broker on a U.S. securities exchange during market hours.

Is a net asset value (NAV) calculated for ETNs?

Because ETNs are securities and investors don't have an ownership stake in any underlying assets, they do not have a NAV like ETFs. For ETNs, the intraday indicative value (which approximates the intrinsic economic value of each ETN)
is published every 15 seconds during the trading sessions and the repurchase value (at which the issuer will repurchase the ETNs) is published at the end of each trading day on the issuer's website or on third party publication sources including Bloomberg and Reuters.

Who is the issuer for the DB ETNs?

The DB ETNs are issued by Deutsche Bank AG, London Branch and are subject to the credit risk of Deutsche Bank AG. For more information about Deutsche Bank
AG, you can review Deutsche Bank's annual report on Form 20-F and Interim
Reports on Form 6-K at www.sec.gov.

Do the DB ETNs pay interest and dividends?

These ETNs do not pay any interest or dividends.

What are the advantages of the DB ETNs?

Deutsche Bank offers a broad range of ETNs that provide investors a flexible and cost effective way to gain long or short, unleveraged or leveraged exposure to commodity, currency or fixed income assets.

For investors who are looking to gain leveraged exposure, the DB ETNs reset the principal amount monthly, rather than daily like many ETNs in the market. For investors seeking to add commodities to their portfolio without the hassle of receiving a Form K-1, the commodity ETN's offer investors an alternative that reports on Form 1099.

2/25/2015

What is the Deutsche Bank Optimum Yield[TM]
strategy?

A number of commodity ETNs employs Deutsche Bank's proprietary Optimum YieldTM
(OY) strategy, which is an innovative methodology designed to address negative roll yields in contango markets. In general, as a futures contract approaches its expiration date, its price moves towards the spot price. In a contango market, assuming the spot price does not change, this results in the futures contract price decreasing and a negative implied roll yield. The opposite is true in a backwardation market. By evaluating each of the available contracts and roll to the contract that has the best implied, annualized roll yield, the
Optimum YieldTM strategy seeks to maximize the gains from rolling in backwardation markets and minimize the losses from rolling in contango markets.
Click here to learn more about Optimum YieldTM.

Why is the Deutsche Bank Optimum Yield[TM] strategy valuable to ETN investors?

When markets are in contango, returns of traditional commodity ETNs will be adversely affected by the negative roll yields. The long and double long commodity ETNs employs Deutsche Bank's proprietary Optimum YieldTM (OY)
strategy, which is designed to maximize the positive roll yields in backwardation markets and minimize the negative roll yields in contango markets. Click here to learn more about Optimum YieldTM.

How are ETNs taxed?

In determining our tax reporting responsibilities, if any, with respect to the
ETNs, we expect to treat them for U.S. federal income tax purposes as prepaid financial contracts that are not debt. If this treatment is respected, subject to any special considerations described in the relevant pricing supplement, (i)
you should not recognize taxable income or loss prior to the taxable disposition of your Deutsche X-trackers ETNs (including at maturity or upon early redemption), (ii) in the case of equity-linked or commodity-linked ETNs, your gain or loss on the ETNs should be capital gain or loss, and (iii) 1099s, not K-1s, will be the tax reporting forms received. However, significant aspects of the tax treatment of the ETNs are uncertain. If the Internal Revenue
Service ("IRS") were successful in asserting an alternative treatment for the
ETNs, the tax consequences of ownership and disposition of the ETNs could differ materially and adversely from those described briefly above. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the tax treatment of "prepaid forward contracts" and similar instruments. Any resulting guidance could materially and adversely affect the tax consequences of an investment in the ETNs, possibly with retroactive effect.

Quick  Links:  Terms and Conditions News and Updates Proxy Voting Product Finder
Market Makers Downloads Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.
Before you invest, you should read the prospectus and other documents filed by
Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting
www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov.
Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

2/25/2015

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London
Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the
ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in commodity futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

2/25/2015

Privacy | Contact Us

Products | Insights | Literature | Resources | About Us

Search

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

DDP ETN — DB Commodity Short ETN

DEE ETN — DB Commodity Double Short ETN

DPU ETN — DB Commodity Long ETN

DYY ETN

DYY: DB Commodity Double Long ETN

PDF Prospectus

Total Notes Outstanding: $1,972,125 - As of: 02/24/2015

Overview | Performance | News | Related Materials | FAQ

Deutsche Bank announced on February 9, 2012 the suspension of any further issuance of the DB Commodity Double Short ETN. The DB Commodity Double Short ETN will continue to be listed and traded on NYSE Arca. Please see the press release filed by Deutsche Bank with the SEC on February 9, 2012 for additional information.

The DB Commodity Double Long ETN (Symbol: DYY) is part of the "DB Commodity ETNs" collection. DB Commodity ETNs provide investors a way to take a long, short or leveraged view on the performance of a broad-based commodity index. All of the DB Commodity Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. **Any payment at maturity or upon early redemption is subject to Deutsche Bank AG's ability to pay its obligations as they become due.** Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum. Investors can buy and sell the DB Commodity ETNs at market price on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early repurchase based on the month-over-month performance of the index less investor fees. Investors may redeem the DB Commodity ETNs in blocks of no less than 5,000 securities and integral multiples of 5,000 securities thereafter, subject to the procedures described in the pricing supplement, which may include a fee of up to $0.03 per security. Leveraged ETNs are not suitable for all investors. See risk considerations below.

Regulatory Documents

PROSPECTUS

Risks

Non-principal protected

Benefits

Leveraged long notes

Leveraged losses	Relatively low cost
Subject to an investor fee	Intraday access
Limitations on repurchase	Listed
Concentrated exposure to notional positions in commodity futures contracts	Transparent
Credit risk of the issuer	
Lack of liquidity	

DYY Profile

Inception Date: 04/28/2008

ETN Price at Initial Listing: $25.00

Maturity Date: 4/1/2038

Listing Exchange: NYSE Arca

Yearly Investor Fee: 0.75%

Ticker: DYY

CUSIP: 25154H475

DYY Financial Details

As of 25-Feb-2015 01:23 PM

Last Trade: $3.60	Bid: $3.25	Ask: $4.40
Open: $3.60	High: $3.73	Low: $3.59

Pricing Snapshot

Current Pricing 52 Week

Indicative Value

Intraday Indicative Security Value: $3.64 [1]

Last End of Day Value: $3.57

Last End of Day Date: 02/24/2015

[1] The intraday indicative security value is meant to approximate the economic value of the ETNs at any given time during a trading day. The intraday indicative security value is a calculated value (calculated in accordance with the formula set forth in the pricing supplement) and is not the same as the trading price of the ETNs and is not a price at which you can buy or sell the ETNs in the secondary market. **The actual trading price of the ETNs in the secondary market may vary significantly from their intraday indicative security value.**

About the Note's Index

Last Updated 02/24/2015

Index Ticker: DBLCOYER

Component	Contract Date	Weight %
Aluminium	21-Oct-2015	13.82
Corn	14-Dec-2015	13.73
Gold	28-Apr-2015	12.74
Heating Oil	29-May-2015	18.79
Light Crude	22-Feb-2016	27.61
Wheat	14-Jul-2015	4.35
Wheat (Kansas Wheat)	14-Jul-2015	4.36
Wheat-Mineapolis Wht	14-May-2015	4.61

DYY News & Updates

2 | 25 | 2015

Press Release: Deutsche Bank renames 26 Exchange Traded Notes (ETNs)

3 | 7 | 2014

Press Release: Deutsche Asset & Wealth Management reduces redemption size of twelve ETNs

2 | 9 | 2012

Deutsche Bank Suspends New Issuance of Seven Exchange Traded Notes, Announces Changes to Underlying Indexes

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in commodity futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

2/25/2015

Privacy | Contact Us

Products | Insights | Literature | Resources | About Us

Search

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

DDP ETN — DB Commodity Short ETN

DEE ETN — DB Commodity Double Short ETN

DPU ETN — DB Commodity Long ETN

DYY ETN

DYY: DB Commodity Double Long ETN

PDF Prospectus

Total Notes Outstanding: $1,972,125 - As of: 02/24/2015

Overview | Performance | News | Related Materials | FAQ

Total Returns (%)

as of Jan 2015

○ Quarter-end ◉ Month-end

	Cumulative				Average Annualized			
	1 Month	3 Months	6 Months	YTD	1 Year	3 Year	5 Year	Since Inception
Underlying Index								
DBLCI Optimum Yield Excess Return Index	-5.73	-22.33	-30.18	-5.73	-28.15	-14.66	-4.84	-10.89

ETN repurchase value performance figures reflect repurchase value, which is the amount per note you will be entitled to receive upon any early repurchase. Investors are required to offer a minimum number of notes (found in pricing supplement) to be eligible to effect a repurchase. Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a significant discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.deutsche-etfs.com.

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the
ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in commodity futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

2/25/2015

Privacy | Contact Us

Products | Insights | Literature | Resources | About Us

Search

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

DDP ETN — DB Commodity Short ETN

DEE ETN — DB Commodity Double Short ETN

DPU ETN — DB Commodity Long ETN

DYY ETN

DYY: DB Commodity Double Long ETN

PDF Prospectus

Total Notes Outstanding: $1,972,125 - As of: 02/24/2015

Overview | Performance | News | Related Materials | FAQ

News

2 | 25 | 2015
Press Release: Deutsche Bank renames 26 Exchange Traded Notes (ETNs)

3 | 7 | 2014
Press Release: Deutsche Asset & Wealth Management reduces redemption size of twelve ETNs

2 | 9 | 2012
Deutsche Bank Suspends New Issuance of Seven Exchange Traded Notes, Announces Changes to Underlying Indexes

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in commodity futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

2/25/2015

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Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
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DDP ETN — DB Commodity Short ETN

DEE ETN — DB Commodity Double Short ETN

DPU ETN — DB Commodity Long ETN

DYY ETN

DYY: DB Commodity Double Long ETN

PDF Prospectus

Total Notes Outstanding: $1,972,125 - As of: 02/24/2015

Overview | Performance | News | Related Materials | FAQ

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DYY Prospectus PDF

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Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in commodity futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

2/25/2015

Products Insights Literature Resources Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

      DB Commodity
DDP   Short ETN
  ETN

      DB Commodity
DEE   Double Short ETN
  ETN

      DB Commodity
DPU   Long ETN
  ETN

   DYY       DYY: DB Commodity Double Long ETN
             Prospectus
     ETN
             Total Notes Outstanding: $1,972,125 - As of: 02/24/2015

  Overview Performance News Related Materials             FAQ
FAQ's

What is an Exchange Traded Note (ETN)?

An ETN is a senior, unsecured, unsubordinated debt security issued by a financial institution that can be bought and sold on an exchange. Unlike traditional debt securities, ETNs do not guarantee investors any return of principal. Instead, the returns of ETNs are based on the performance, whether negative or positive, of an underlying index that provides exposure to one or more underlying asset classes, including commodity, currency, equity and fixed income assets. In addition, investors in ETNs have no ownership interest in the underlying assets and are subject to the credit risk of the issuer.

What risks are associated with ETNs?

Unlike traditional debt securities, the principal of ETNs is not protected.
Returns of ETNs will be positively affected by any favorable performance and negatively affected by any adverse performance of the underlying index. For leveraged ETNs, any gain or loss related to the underlying index will be amplified.

ETN investors are also exposed to issuer credit risk. As a result, the issuer's actual and perceived creditworthiness will affect the market value of the ETNs, and in the event the issuer were to default on its payment obligations, investors may not receive any amount owed to them under the terms of the ETNs.
Investors in ETNs have no recourse to any underlying assets.

Do the ETNs replicate a direct investment in the underlying index?

Investing in the ETNs is not equivalent to a direct investment in the underlying index or index components. Investors have no recourse to any underlying assets and the principal amount

2/25/2015

(the amount you invested) is also subject to the applicable investor fees, which can adversely affect returns.

What are Leveraged ETNs?

Leveraged ETNs are designed to amplify returns related to an underlying index, whether positive or negative.

Leveraged ETNs typically attempt to provide double or triple returns of an underlying index over a predetermined period of time, usually daily or monthly.
The current principal amount is reset each day or month to ensure that a consistent degree of leverage is applied to any performance of the underlying index. If the current principal amount is reduced by a negative daily or monthly performance, any further negative daily or monthly performance will lead to a smaller loss when applied to that reduced current principal amount.
However, if the current principal amount increases, the loss for a certain level of negative daily or monthly performance will increase correspondingly.
Resetting the current principal amount also means that any gain from a positive daily or monthly performance will be contingent upon the current principal amount. The leverage feature and the daily or monthly reset of the principal amount will cause the performance of the ETNs to differ significantly from the point-to-point performance of the underlying index. Leveraged ETNs may not be suitable for all investors.

What makes Deutsche Bank's Leveraged ETNs different from other Leveraged ETPs?

Deutsche Bank offers a number of leveraged ETNs, the returns of which are reset on a monthly basis, as compared to other leveraged ETNs in the market that reset on a daily basis. ETNs reset on a daily basis are typically designed to achieve their stated objectives on a daily basis. Due to the effects of the leverage feature and the daily reset of the principal amount, the performance of leveraged ETNs over longer periods of time can differ significantly from the point-to-point performance of the underlying index. Deutsche Bank ETNs offer investors exposure to the month-over-month performance of its respective underlying index measured from the first calendar day to the last calendar day of each month. While Deutsche Bank's monthly reset ETNs lessen the deviation to the underlying index to certain degree, they may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date, and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term leveraged investment results by means of securities that reset their exposure monthly.

How do I buy and sell ETNs?

ETNs are traded on an exchange. Investors can buy or sell ETNs through their broker on a U.S. securities exchange during market hours.

Is a net asset value (NAV) calculated for ETNs?

Because ETNs are securities and investors don't have an ownership stake in any underlying assets, they do not have a NAV like ETFs. For ETNs, the intraday indicative value (which

2/25/2015

approximates the intrinsic economic value of each ETN) is published every 15 seconds during the trading sessions and the repurchase value (at which the issuer will repurchase the ETNs) is published at the end of each trading day on the issuer's website or on third party publication sources including Bloomberg and Reuters.

Who is the issuer for the DB ETNs?

The DB ETNs are issued by Deutsche Bank AG, London Branch and are subject to the credit risk of Deutsche Bank AG. For more information about Deutsche Bank
AG, you can review Deutsche Bank's annual report on Form 20-F and Interim
Reports on Form 6-K at www.sec.gov.

Do the DB ETNs pay interest and dividends?

These ETNs do not pay any interest or dividends.

What are the advantages of the DB ETNs?

Deutsche Bank offers a broad range of ETNs that provide investors a flexible and cost effective way to gain long or short, unleveraged or leveraged exposure to commodity, currency or fixed income assets.

For investors who are looking to gain leveraged exposure, the DB ETNs reset the principal amount monthly, rather than daily like many ETNs in the market. For investors seeking to add commodities to their portfolio without the hassle of receiving a Form K-1, the commodity ETN's offer investors an alternative that reports on Form 1099.

What is the Deutsche Bank Optimum Yield[TM] strategy?

A number of commodity ETNs employs Deutsche Bank's proprietary Optimum YieldTM
(OY) strategy, which is an innovative methodology designed to address negative roll yields in contango markets. In general, as a futures contract approaches its expiration date, its price moves towards the spot price. In a contango market, assuming the spot price does not change, this results in the futures contract price decreasing and a negative implied roll yield. The opposite is true in a backwardation market. By evaluating each of the available contracts and roll to the contract that has the best implied, annualized roll yield, the
Optimum YieldTM strategy seeks to maximize the gains from rolling in backwardation markets and minimize the losses from rolling in contango markets.
Click here to learn more about Optimum YieldTM.

Why is the Deutsche Bank Optimum Yield[TM] strategy valuable to ETN investors?

2/25/2015

When markets are in contango, returns of traditional commodity ETNs will be adversely affected by the negative roll yields. The long and double long commodity ETNs employs Deutsche Bank's proprietary Optimum YieldTM (OY)
strategy, which is designed to maximize the positive roll yields in backwardation markets and minimize the negative roll yields in contango markets. Click here to learn more about Optimum YieldTM.

How are ETNs taxed?

In determining our tax reporting responsibilities, if any, with respect to the
ETNs, we expect to treat them for U.S. federal income tax purposes as prepaid financial contracts that are not debt. If this treatment is respected, subject to any special considerations described in the relevant pricing supplement, (i)
you should not recognize taxable income or loss prior to the taxable disposition of your Deutsche X-trackers ETNs (including at maturity or upon early redemption), (ii) in the case of equity-linked or commodity-linked ETNs, your gain or loss on the ETNs should be capital gain or loss, and (iii) 1099s, not K-1s, will be the tax reporting forms received. However, significant aspects of the tax treatment of the ETNs are uncertain. If the Internal Revenue
Service ("IRS") were successful in asserting an alternative treatment for the
ETNs, the tax consequences of ownership and disposition of the ETNs could differ materially and adversely from those described briefly above. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the tax treatment of "prepaid forward contracts" and similar instruments. Any resulting guidance could materially and adversely affect the tax consequences of an investment in the ETNs, possibly with retroactive effect.

Quick  Links:  Terms and Conditions News and Updates Proxy Voting Product Finder
Market Makers Downloads Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.
Before you invest, you should read the prospectus and other documents filed by
Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting
www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov.
Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London
Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the
ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in commodity futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

2/25/2015

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

2/25/2015